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                                                                     EXHIBIT 4.1


                                 MERISEL, INC.

                        1991 EMPLOYEE STOCK OPTION PLAN
                      (As Amended through April 10, 1995)



     Section 1. Description of Plan. This is the Employee Stock Option Plan dated April 19, 1991 (the "Plan") of Merisel, Inc., a Delaware Corporation (the "Company"). Under this Plan, employees and directors of the Company or of any present and future subsidiaries of the Company to be selected as below set forth, may be granted options ("Options") to purchase shares of the common stock, without par value, of the Company ("Common Stock"). For purposes of this Plan, the term "subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company. It is intended that the Options under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and be designated "Incentive Stock Options" or not quality for such treatment ("Non-qualified Stock Options") and be designated Non-qualified Stock Options.

     Section 2. Purpose of Plan. The purpose of this Plan and of granting options to specified employees is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to certain directors, officers and employees holding responsible positions by assisting them to acquire shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

     Section 3. Eligibility. The persons who shall be eligible to receive grants of Options under this Plan shall be the directors, officers and employees of the Company or any of its subsidiaries, excluding those directors who serve on the Option Committee (as defined in Section 4). A person who holds an Option is herein referred to as an "Optionee". More than one Option may be granted to any one Optionee.

     The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee in any calendar year under this Plan and any other incentive stock option plans (which quality under Section 422 of the Code) of the Company or any subsidiary shall not exceed $100,000.

     Notwithstanding the foregoing, no Optionee may be granted Options to purchase an aggregate number of shares of Common Stock amounting to 50% or more of the total number of shares that may be issued pursuant to this Plan upon the exercise of Options granted hereunder.

     Section 4. Administration. The Plan shall be administered by a committee (the "Option Committee") to be composed of at least two members of the Board of Directors of the Company (the "Board") each of whom is both a "disinterested" director (as such term is used in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934) and (after the first meeting of the Company's stockholders at which directors are elected after January 1, 1996) an "outside" director (as such term is defined or interpreted for purposes of Section 162(m) of the Code). Members of the Option Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. The entire Board may serve as the Option Committee, if by the terms of this Plan all Board members are otherwise eligible to serve on the Option Committee. No person may serve as a member of the Option Committee if such person is not "disinterested" as defined under Rule 16b-3 and (after the first meeting of the Company's stockholders at which directors are elected after January 1, 1996) an "outside"

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director under Section 162(m) of the Code.  The Option Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Option Committee. A memorandum signed by all of its members shall constitute the decision of the Option Committee without necessity, in such event, for holding an actual meeting. The Option Committee is authorized and empowered to administer the Plan and, subject to the Plan (i) to select the Optionees, to specify the number of shares of Common Stock with respect to which Options are granted to each Optionee, to specify the Option Price and the terms of the Options, and in general to grant Options; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules relating to the Plan; (v) to accelerate the time during which an Option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised; (vi) to accelerate the date by which any unexercised but vested portion of an Option terminates, thereby requiring the Optionee to exercise the vested unexercised portion of such Option or forfeit it, but in no event shall such date be less than two (2) weeks later than the date the Optionee is informed of such acceleration; and (vii) to determine the rights and obligations of participants under the Plan. The interpretation and construction by the Option Committee of any provision of the Plan or of any Option granted under it shall be final. No member of the Option Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     Section 5. Shares Subject to the Plan. The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed 2,000,000 shares. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

     Section 6. Option Price. Except as provided in Section 11, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Incentive Stock Option shall be not less than the fair market value of such shares on the date of granting of the Incentive Stock Option; provided, however, that if the Optionee is a ten percent (10%) stockholder of the Company as detailed in Code Section 422A(b)(6) at the time such Option is granted, the Option Price shall be not less than 110 percent (110%) of said fair market value. The Option Price of the shares of Common Stock underlying each Non-qualified Stock Option shall be not less than eighty-five percent (85%) of the fair market value of such shares on the date of granting of the Non-qualified Stock Option. Such fair market value shall be determined by the Option Committee on the basis of reported closing sales on such date or, in the absence of reported sales on such date, on the basis of the average of reported closing bid and asked prices on such date. In the absence of either reported sales or reported bid and asked prices, the Option Committee shall determine such market value on the basis of the best available evidence.

     Section 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Option Committee may determine in granting such Option, provided that no option may be exercisable subsequent to its termination date. Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Option Committee may determine in granting such Option, but in no event later than ten years after the date of grant thereof, unless the Optionee is a ten percent (10%) stockholder of the Company as described in
Section 422(b)(6) of the Code at the time such Option is granted, in which case the Option shall terminate and expire no later than five years from the date of grant thereof. The Option shall be exercised by the Optionee by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Board may approve from time to time, including, without limitation and in the sole discretion of the Board, the

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assignment and transfer by the Optionee to the Company of outstanding shares of the Company's Common Stock theretofore held by Optionee.

     Section 8. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of an Option granted under the Plan is expressly conditioned upon (a) the Company registering the issuance of such shares to the Optionee and the resale to the public of such shares under the Securities Act of 1933, as amended (the "Act"), on a Form S-8 or upon such other qualification or exemption of such shares, and any shares issuable under any other Company employee stock or related plan, under any state and/or federal law or rulings or regulations thereunder, as the Company in its sole and absolute discretion shall deem necessary and (b) the making of such investment or other representations and undertakings by the Optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable.
Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir or legatee):
(a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereof, (ii) that, prior to effecting any sale or other disposition of any such shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that (A) such Company Stock is exempt from registration under the Act and otherwise complies with federal and state securities laws and (B) the issuance of such shares, when combined with the issuance of Common Stock or other securities of the Company issuable under any other Company employee stock option or related plan, will not result in a violation of federal or state securities laws.

     Section 9. Nontransferability. No Option shall be assignable or transferable, except that an Option shall be transferable by will or by the laws of descent and distribution. During the lifetime of the Optionee, each Option shall be exercisable only by the Optionee.

     Section 10. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan, as provided in Section 5, and
(b) in the number, price, and kind of shares subject to any outstanding Option granted under the Plan.

     Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event (a) each Optionee who is not tendered an option by the surviving corporation in accordance with all of the terms of provision (b) immediately below or who does not accept any such substituted option which is so tendered, shall have the right until ten days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation in which the Company is not the surviving corporation, to exercise, in whole or in part, any unexpired Option or Options issued to him which said Optionee is then capable of exercising pursuant to the installment provisions of said Option and of Section 7 of the Plan; provided, however, that should the Option Committee so elect in its sole and absolute discretion said Optionee may be given the option of exercising, in whole or in part, any unexpired Option, without regard to said installment provisions or may elect that said Optionee may be given the right to surrender such Option or Options to the Company for a price (which may be payable, in the sole discretion of the Option Committee, in cash or in securities of the Company or in a combination of both), equal to the difference between the aggregate exercise price of the Option or Options without regard to said installment provisions and the aggregate fair market value (as determined in the manner provided in Section 6 above) of the

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shares subject to such Option or Options on the date one day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation; or (b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Optionee an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option then outstanding under the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as herein before expressly provided in this Section 10, (a) the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (b) the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issuance by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

     The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

     Section 11. Substitute Options. If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan to those employees of such corporation or its subsidiaries who, in connection with such succession, become employees of the Company or its subsidiaries, in substitution for options to purchase stock of such corporation held by them at the time of succession. The Option Committee shall in its sole and absolute discretion determine the extent to which such substitute Options shall be granted (if at all), the person to receive such substitute Options (who need not be all optionees of such corporation), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6) and the terms and conditions of such substitute options; provided, however, that the Option Price of each such substituted Option shall be an amount such that, in the sole and absolute judgment of the Option Committee and in compliance with Section 424(a) of the Code, the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation. Notwithstanding anything to the contrary herein, no option shall be granted, nor any action taken, permitted or omitted, which would cause the Plan, or any Options granted hereunder as to which Rule 16b-3 may apply, not to comply with such Rule.

     Section 12. Option Agreement. Each Option granted under the Plan shall be evidenced by a written stock option agreement executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) shall contain terms and conditions permitting each such Incentive Stock Option to qualify for treatment as an incentive stock option under Section 422 of the Code, (c) may contain the agreement of the Optionee to remain in the employ of, and to render services to, the Company or any of its subsidiaries for a period of one year from the date of the Option, but such agreement shall not impose upon the Company or any of its subsidiaries any obligation to retain the Optionee in their employ for any period whatever, and (d) may contain such other terms and conditions as the Option Committee deems desirable and which are not inconsistent with the Plan.

     Section 13. Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by this Option until exercise thereof. No adjustment shall be made

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for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the exercise date, except as expressly provided in Section 10.

     Section 14. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. In any event all Options shall terminate and expire upon the first to occur of the following events:

          (a) the expiration of three months from the date of an Optionee's termination of employment (other than by reason of death), except that if an Optionee is then disabled (within the meaning of Section 105(d)(4) of the Code), the expiration of one year from the date of such Optionee's termination of employment; or

          (b) the expiration of one year from the date of the death of an Optionee if his death occurs while he is, or not later than three months after he has ceased to be, employed by the Company or any of its subsidiaries in a capacity in which he would be eligible to receive grants of Options under the Plan; or

          (c) the termination of the Option pursuant to Sections 10 and 19 of the Plan.

     The termination of employment of an Optionee by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised and such Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date of such termination.

     Section 15. Withholding of Taxes. The Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Optionee the requisite tax upon the amount of taxable income, if any, recognized by the Optionee in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Optionee upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Optionee or by payment to the Company by the Optionee of required withholding tax, as the Option Committee may determine.

     Section 16. Effectiveness and Termination of Plan. The Plan shall be effective on the date on which it is adopted by the Board of Directors; provided, however, (a) the Plan shall be approved by the stockholders of the Company within 12 months of such date of adoption by the Board of Directors, (b) no Option shall be exercised pursuant to the Plan until the Plan has been approved by the stockholders of the Company, and (c) no Option may be granted hereunder on or after that date which is ten years from the effective date of the Plan. The Plan shall terminate when all Options granted hereunder either have been fully exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired; provided, however, that the Board of Directors of the Company may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 10 hereof, shall in any way affect any Option then outstanding.

     Section 17. Amendment of Plan. The Board may (a) make such changes in the terms and conditions of granted Options as it deems advisable, provided each Optionee affected by such change consents thereto, and (b) make such amendments to the Plan as it deems advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised, but may not, without the written consent or approval of the holders of a majority of that voting stock of the Company which is represented and is entitled to vote at a duly held stockholder's meeting (a) increase the maximum number of shares subject to Options, except pursuant to Section 10 of the Plan,
(b) decrease the Option Price requirement contained in Section 6 (except

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as contemplated by Section 11) of the Plan, (c) change the designation of the class of employees eligible to receive Options, (d) modify the limits set forth in Section 3 of the Plan regarding the value of Common Stock for which any Optionee may be granted Incentive Stock Options, unless the provisions of
Section 422A(b)(7) of the Code are likewise modified or (e) in any manner materially increase the benefits accruing to participants under the Plan.

     Section 18. Repurchase of Stock. At the discretion of the Board, the Option granted to an Optionee may provide that the Company or its nominee shall have the right, in their sole and absolute discretion to do either or both of the following:

          (a) to purchase any and all shares of Common Stock purchased pursuant to the exercise of Options granted under the Plan, whether or not such shares are then held by an Optionee and whether or not accelerated pursuant to Section 4 hereof. Such right shall terminate upon the sale of such shares in a broker's transaction in accordance with applicable federal and state securities laws, subsequent to the date the Company has registered shares of Stock under the Act. The price for repurchase of such shares of Common Stock shall be the fair market value of such shares as determined in the sole and absolute discretion of the Company.

          (b) to purchase any and all shares of Common Stock purchased pursuant to the exercise of Options granted under the Plan if the Optionee shall leave the employ of the Company, either voluntarily or involuntarily. The price for repurchase of such shares of Common Stock shall be the Option Price of the Options which were exercised in order to receive such shares.

     Section 19. Termination of Employment. Notwithstanding any other provision of the Plan, the Company shall retain the right to terminate all unexercised Options, whether vested or not, granted to an Optionee pursuant to the Plan if the employment of such Optionee is terminated, except if such termination of employment is by reason of death or permanent disability.

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